                                                                    Exhibit 10.3

                                     FORM OF
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of _____________, is made between Wright Medical Group, Inc., a Delaware corporation (the "Company"), and _____________ (the "Employee").

      1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

      2. DUTIES. The Employee is engaged as the _____________ of the Company and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of the Company (the "Board") in connection with the conduct of the Company's business.

      3. EXTENT OF SERVICES. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not, during the term of this Agreement, be engaged in any other business activity, regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded on NASDAQ, a national or regional stock exchange or in the over-the-counter market provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company. Nothing in this paragraph 3 shall prevent the Employee from serving on the Board of Directors of any other company, so long as the Board shall approve each position so held by the Employee.

      4. COMPENSATION MATTERS.

            (a) BASE SALARY. For services rendered under this Agreement, the Company shall pay the Employee an aggregate salary of $______ per annum (the "Base Salary"), payable (after deduction of applicable payroll taxes) in accordance with the customary payroll practices of the Company, as may exist from time to time.

            (b) ANNUAL BONUS. During Employee's employment hereunder, in addition to Salary, the Employee shall be eligible to receive an annual performance bonus (the "Bonus") with a target of ___% of Base Salary for each calendar year during Employee's employment; provided that, except as otherwise provided in this Agreement, the Employee must be employed on the last day of such calendar year in order to receive the Bonus attributable thereto. The Employee's entitlement to the Bonus for any particular calendar year shall be based on the attainment of performance objectives established by the Compensation Committee of the Company (the "Committee") and communicated to the Employee in writing at the beginning of each calendar year. The Committee shall determine the Employee's entitlement to the Bonus, based on the achievement of the performance objectives for such year, as determined by the Committee and communicated to the Employee, in good faith within sixty (60) days after the end of each such calendar year, which shall be paid by the Company no later than ten days following such determination. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be adopted from time to time during the term hereof by the Company. The Employee shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.

            (c) INITIAL OPTION GRANT. On the effective date of this Agreement, the Company will grant the Employee options to purchase a number of shares of the Company's common stock under the Company's 1999 Equity Incentive Plan (the "Stock Option Plan") equal to ___% (fully diluted) of the then outstanding shares of the Company's common stock (the "Target Number"), at a price per share equal to the fair market value of such share on the date of grant as determined by the Company's Board of Directors in accordance with the terms of the Stock Option Plan, such options to terminate on the _____ anniversary of the effective date hereof and to vest as to ___% of the options on and after the first anniversary of the effective date hereof, an additional ___% of the options on and after the second anniversary of the effective date hereof, an additional ___% of the options on and after the third anniversary of the effective date hereof and an additional ___% of the options on and after the fourth anniversary of the effective date hereof. Such options will be evidenced by a stock option agreement to be entered into by the Company and the Employee substantially in the form attached hereto as Exhibit A.

            (d) FUTURE OPTION INCENTIVE GRANTS. In addition to the options granted pursuant to paragraph 4(c) above, during the term of this Agreement, the Employee shall be eligible for participation in the Stock Option Plan and any other stock option plan administered by the Compensation Committee of the Board of Directors. In addition to the options granted pursuant to paragraph 4(c) above, the Company will grant to the Employee during the term of this Agreement options to purchase an additional number of shares of the Company's common stock equal to the Target Number at such times and in such amounts and with such terms as Employee and the Compensation Committee of the Board of Directors shall agree upon. The Company and Employee agree to negotiate in good faith to reach an agreement on or before _____________ as to the terms of the additional options to be granted pursuant to this paragraph 4(d). Any such options granted pursuant to this paragraph 4(d) will terminate on the tenth anniversary of the date of grant, will vest in equal installments on each of the first four anniversaries of the date of grant and will be evidenced by a stock option agreement to be entered into by the Company and the Employee.

            (e) The options granted pursuant to paragraphs 4(c) and 4(d) above shall be collectively referred to herein as the "New Options."

            (f) The Committee shall review the Employee's compensation at least once per year and award such bonuses or make such increases to the Base Salary as the Committee, in its sole discretion, determines are merited, based upon the Employee's performance and consistent with compensation policies of the Company.

      5. SICK LEAVE AND VACATION. During the term of this Agreement, the Employee shall be entitled to annual vacation of at least ______ (___) weeks, or such greater time period if permitted by Company policy, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement. The actual dates of such vacation periods shall be agreed upon by mutual discussions between the Company and Employee; provided, however, that the Company shall have the ultimate decision with respect to the actual vacation dates to be taken by Employee, which decision shall not be unreasonable. The Employee shall also be entitled to sick leave consistent with Company policy.

      6. EXPENSES; RELOCATION. During the term of this Agreement, the Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

      7. TERM.

            (a) The Employee's employment under this Agreement shall commence on effective date first set forth above and shall expire on the third anniversary of such date. Notwithstanding the foregoing, the Company may at its election, subject to paragraph 7(b) below, terminate the obligations of the Company under this Agreement as follows:

                  (i) Upon 30 days' notice if the Employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice; or

                  (ii) For "Cause" upon notice of such termination to the Employee. For purposes of this Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the determination by the Board that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Employee's death, (C) the Board's determination that the Employee has engaged or is about to engage in conduct materially injurious to the Company, (D) the Employee's having been convicted of a felony, or (E) the Employee's participation in activities proscribed by the provisions of paragraphs 9 or 10 hereof or material breach of any of the other covenants herein; or

                  (iii) Without Cause upon 30 days' notice of such termination to the Employee.

            (b) (i) If this Agreement is terminated pursuant to paragraph 7(a)(i) above, the Employee shall receive salary continuation pay from the date of such termination until the third anniversary of the date hereof at the rate of 100% of the Base Salary, reduced by applicable payroll taxes and further reduced by the amount received by the Employee during such period under any Company-maintained disability insurance policy or plan or under Social Security or similar laws. Such salary continuation payments shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary.

                  (ii) If this Agreement is terminated pursuant to paragraph 7(a)(ii) above, the Employee shall receive no salary continuation pay or severance pay.

                  (iii) If this Agreement is terminated pursuant to paragraph 7(a)(iii) above, the Employee shall receive salary continuation pay for a period of ______ (___) months from and after the date of such termination (the "Salary Continuation Period") equal to the Base Salary. Such salary continuation payments (less applicable payroll taxes) shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary. During the Salary Continuation Period, the Employee shall also be eligible to receive continued coverage under all of the Company's current health benefit and life insurance programs at the same rates that were applicable to the Employee prior to the commencement of the Salary Continuation Period. At the commencement of the Salary Continuation Period, all of the Employee's unexercised New Options shall automatically vest and be fully exercisable and the Employee shall have ______ (___) months from such date to exercise all unexercised New Options. This provision will not affect the terms of any options granted to the Employee after the date of this Agreement.

            (c) During the Salary Continuation Period, the Employee shall be under no obligation to mitigate the costs to any of the Company of the salary continuation payments.

            (d) Not later than ninety (90) days prior to the expiration of the stated term of the Agreement, the parties shall begin to negotiate in good faith the terms of any extension of this Agreement, provided that no party shall be under any obligation to enter into such an extension.

      8. REPRESENTATIONS. The Employee hereby represents to the Company that (a) he is legally entitled to enter into this Agreement and to perform the services contemplated herein, and (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 10 hereof.

      9. DISCLOSURE OF INFORMATION. The Employee recognizes and acknowledges that the Company's and its predecessors' trade secrets, know-how and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by any of the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided further that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

      10. INVENTIONS. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its predecessors or which arise from the efforts of the Employee during the course of his employment for the Company or any of its predecessors. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

      11. COVENANTS NOT TO COMPETE OR INTERFERE. For a period ending ______ (___) months from and after the termination of the Employee's employment hereunder, the Employee shall not (whether as an officer, director, owner, employee, partner or other direct or indirect participant) engage in any Competitive Business. "Competitive Business" shall mean the manufacturing, supplying, producing, selling, distributing or providing for sale of any orthopaedic product, device or instrument manufactured or sold by the Company or its subsidiaries or in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment. For such period, the Employee shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, supplier, lessor, lessee or employee of the Company or its subsidiaries. It is the intent of the parties that the agreement set forth in this paragraph 11 apply in all parts of the world.

      Employee agrees that a monetary remedy for a breach of the agreement set forth in this paragraph 11 will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Employee agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

      It is the desire and intent of the parties that the provisions of this paragraph 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 11 shall be adjudicated to be invalid or unenforceable, this paragraph 11 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 11, imposes any additional terms or restrictions with respect to the agreement set forth in this paragraph 11, this paragraph 11 shall be deemed amended to incorporate such additional terms or restrictions.

      12. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs 9, 10 or 11 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

      13. CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined below), all of the unexercised New Options shall automatically vest and be fully exercisable and shall remain so exercisable in accordance with the respective terms of such options. This provision shall apply without regard to whether the Stock Option Plan or the Stockholders Agreement specifically provides for accelerated vesting upon a Change in Control. For purposes of this Agreement, "Change of Control" shall mean the first occurrence after the effective date hereof of :

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition pursuant to an initial public offering of shares of common stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (x) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company,
(z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A), (B), (C) and (D) of subsection (ii) of this Section 13 (persons and entities described in clauses (w), (x), (y) and (z) being referred to herein as "Permitted Holders"); or

            (ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the

Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement providing for such Business Combination and (D) the Employee is the Chief Executive Officer of the new entity resulting from the Business Combination; or

            (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

            (iv) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or

            (v) The individuals who on the date of this Agreement constitute the Board thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote shall be considered a member of the Board on the date of this Agreement.

      14. INSURANCE. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

      15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to _________________________________, in the case of the Employee, or to Wright
Medical Group, Inc., 5677 Airline Road, Arlington TN 38002, in the case of the Company, or to such other address as the as either party shall notify the other.

      16. WAIVER OF BREACH. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

      17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflicts of laws principles therein.

      18. ASSIGNMENT. This Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of such Company, provided such assignee assumes all the liabilities of such Company hereunder.

      19. ENTIRE AGREEMENT. This instrument and the Option Agreement entered into pursuant to Section 4(e) hereunder contains the entire agreement of the parties with respect to the subject matter referred to herein and supersedes any and all agreements, letters of intent or understandings between the Employee and the Company, its subsidiaries or any of the Company's principal shareholders with respect thereto. These Agreements may be changed only by an agreement or agreements in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                        WRIGHT MEDICAL GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date:


                                        EMPLOYEE


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date: